UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2012

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the Executive Incentive Plan

At the Annual Meeting of Shareholders (the “Meeting”) of Cisco Systems, Inc. (“Cisco”) held on November 15, 2012, Cisco’s shareholders approved the amendment and restatement of the Cisco Executive Incentive Plan (the “EIP”). Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), shareholders must approve the material terms of the EIP at least every five years. The amendment and restatement of the EIP was approved by the Compensation & Management Development Committee of Cisco’s Board of Directors on August 1, 2012, subject to the approval of Cisco’s shareholders in accordance with Section 162(m). The amendment and restatement of the EIP became effective commencing with fiscal 2013 with such shareholder approval on November 15, 2012.

The EIP is an incentive compensation plan which motivates and rewards eligible employees, including each of Cisco’s named executive officers, by making a portion of such eligible employees’ cash compensation dependent on the achievement of certain objective performance goals related to the performance of Cisco and its affiliates. Previously, the EIP was approved by shareholders at the 2007 annual meeting. As a result of the approval by shareholders at the Meeting, the amended and restated EIP is substantially the same as the version approved by shareholders in 2007 with the exception of three new performance conditions (operating cash flow, operating expenses and total shareholder return).

A more complete description of the terms of the amended and restated EIP can be found in “Proposal No. 2—Approval of the Amendment and Restatement of the Executive Incentive Plan” (pages 19 through 21) in Cisco’s definitive proxy statement dated September 24, 2012, and filed with the Securities and Exchange Commission on September 26, 2012, which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from Cisco’s definitive proxy statement are qualified in their entirety by reference to the EIP, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Cisco was held on November 15, 2012. At the Meeting, the shareholders voted on the following six proposals and cast their votes as follows:

Proposal 1:	To elect thirteen members of Cisco’s Board of Directors:

Nominee	For	Against	Abstained	Broker Non-Votes
Carol A. Bartz	3,277,764,145	59,840,899	13,193,149	893,019,476
Marc Benioff	3,305,989,751	34,961,193	9,847,249	893,019,476
M. Michele Burns	3,313,358,876	24,333,878	13,105,439	893,019,476
Michael D. Capellas	3,280,137,834	60,896,122	9,764,237	893,019,476
Larry R. Carter	3,277,352,021	63,572,354	9,873,818	893,019,476
John T. Chambers	3,195,990,061	143,576,998	11,231,134	893,019,476
Brian L. Halla	3,304,498,374	36,438,139	9,861,680	893,019,476
Dr. John L. Hennessy	2,885,823,384	455,143,531	9,831,278	893,019,476
Dr. Kristina M. Johnson	3,301,977,932	39,106,922	9,713,339	893,019,476
Richard M. Kovacevich	3,312,526,021	24,862,841	13,409,331	893,019,476
Roderick C. McGeary	3,300,413,117	36,985,322	13,399,754	893,019,476
Arun Sarin	3,316,803,451	24,082,419	9,912,323	893,019,476
Steven M. West	3,259,865,324	80,993,041	9,939,828	893,019,476

Proposal 2:	To approve the amendment and restatement of the Cisco Executive Incentive Plan:

For	Against	Abstained	Broker Non-Votes
3,204,714,452	131,636,560	14,447,181	893,019,476

Proposal 3:	To approve, on an advisory basis, executive compensation:

For	Against	Abstained	Broker Non-Votes
3,204,507,495	128,592,006	17,698,692	893,019,476

Proposal 4:	To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 27, 2013:

For	Against	Abstained	Broker Non-Votes
4,158,346,364	70,650,655	14,820,650	0

Proposal 5:	A shareholder proposal to have Cisco’s Board of Directors adopt a policy to have an independent Board chairman whenever possible:

For	Against	Abstained	Broker Non-Votes
926,622,851	2,409,480,871	14,694,471	893,019,476

Proposal 6:	A shareholder proposal requesting that Cisco management prepare a report on “conflict minerals” in Cisco’s supply chain:

For	Against	Abstained	Broker Non-Votes
247,320,138	2,864,005,812	239,472,243	893,019,476

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

10.1	Cisco Systems, Inc. Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: November 16, 2012	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Cisco Systems, Inc. Executive Incentive Plan